Investor Presentation Second Quarter 2025 SNDA NYSE Listed August 11, 2025 Leading Owner, Operator & Investor

Forward-Looking Statements 2 This investor presentation contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2025, and also include the following: the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; elevated market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in immigration or overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and the Company’s projections related to such acquisitions may not materialize as expected; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to maintain effective internal controls over financial reporting and remediate the identified material weakness discussed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; changes in reimbursement rates, methods or timing of payment under government reimbursement programs, including Medicaid; risks associated with current global economic conditions and general economic factors such as elevated labor costs due to shortages of medical and non-medical staff, competition in the labor market, increased costs of salaries, wages and benefits, and immigration laws, the consumer price index, commodity costs, fuel and other energy costs, supply chain disruptions, increased insurance costs, tariffs, elevated interest rates and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; the Company’s ability to maintain the security and functionality of its information systems, to prevent a cybersecurity attack or breach, and to comply with applicable privacy and consumer protection laws, including HIPAA; and changes in accounting principles and interpretations. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or outcomes that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. For information about the Company, visit sonidaseniorliving.com or investors.sonidaseniorliving.com

Sonida Overview 3

Senior Living Owner, Operator & Investor in the U.S.

SONIDA™ SENIOR LIVING

- **Owner and operator of independent living (IL), assisted living (AL)** and **memory care (MC)** communities; **83 owned** (including 8 owned through joint ventures) and **13 managed** on behalf of third-party owners
- Public **pure-play** senior living **C-corp owner and operator**, allowing for **high financial and operational flexibility** to take advantage of the **compelling consolidation opportunity** in a highly fragmented sector
- **Regionally-focused and growing portfolio spread across 20 states** and concentrated in markets with **attractive demographic trends**: population growth, income growth and increased chronic medical conditions relative to the growing 75+ age group
- Focus on **organic growth** through continuous community operational improvements and excellence as well as disciplined **inorganic accretive growth** through acquisitions, joint ventures and third-party management contracts
- **Signature activity programming** (*Joyful Living*™ life enrichment), **personalized MC plans** (*Magnolia Trails*™) and **elevated meal & dining service** (*Grove Menu*)
- **Proactive management of debt** with effective weighted average interest rate of 5.39% (as of June 30, 2025)

Total Portfolio(1)

96	Geographically Concentrated Portfolio Communities
~10,150	Aggregate Resident Capacity
91.5%	Private Pay Resident Composition
$280M	Gross Assets Acquired since 2024(2) (22 Properties)

Same-Store Community KPIs(1)(3)

86.5%	Q2'25 **Weighted Average Occupancy**
28.0%	Q2'25 **Community NOI Margin(4)**
$4,388	Q2'25 **RevPOR(1)**
6.9%	March 1, 2025 **Resident Rent Rate Increase(5)**

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(1) See appendix at the end of this presentation for definitions.
(2) Includes four owned through joint venture investments in consolidated entities, four owned through a joint venture investment in an unconsolidated entity, and one unoccupied.
(3) Based on Same-Store Community Portfolio which includes operating results and data for 56 consolidated communities.
(4) Community NOI Margin is a non-GAAP financial measure. See appendix at the end of this presentation for reconciliations of non-GAAP financial measures.
(5) Resident lease renewal rate average increase on an all-in basis.

4

Recent Highlights

SONIDA SENIOR LIVING

Total Portfolio At-Share[1]

1H'25 YoY RevPOR Growth

+10.2%

Q2'25 QoQ Sequential Community NOI[2] Growth

+5.0%

Q2'25 YoY Adjusted EBITDA[2] Growth

+26.1%

Same-Store Community

1H'25 YoY RevPOR Growth

+5.0%

June 2025 Occ: **86.4%**
July 2025 Occ: **86.6%**
July 31 Spot Occ: **88.2%**

1H'25 YoY Community NOI and NOI Margin[2] Growth

+$2.9M
+90 bps

2025 Portfolio Acquisitions

Tampa ("East Lake") Community - May 2025

64 Units
$11M Purchase Price
$172k per unit

Atlanta ("Alpharetta") Community - June 2025

88 Units
$11M Purchase Price
$125k per unit

Dallas/Fort Worth Community - PSA signed July 2025[3]

Ally Bank Debt Refinance (Closed Aug 2025)

$122M initial funding ($9M upsize)

$15M future available draws

Aug 2030 final maturity (including two 1-year extension options)

SOFR + 2.65% Performance-based step down to SOFR + 2.45%

Employee Retention Credits ("ERC")

$8.8M in gross ERC proceeds received YTD[4]

(1) Reflects Sonida's respective ownership share of certain acquisitions: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share).
(2) Community NOI. Community NOI Margin and Adjusted EBITDA are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).
(3) In July 2025, the Company signed a purchase and sale agreement for a community located in Texas with a purchase price of $15.6M. The acquisition is contingent upon customary closing conditions.
(4) Additional $0.2M in July 2025; Excludes $2.8M net settlement of deferred tax liability, additional $0.9M in interest income, and reversal of accrued interest and penalties on deferred payroll taxes.

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5

3 7 7 12 15 38 0 5 10 15 20 25 30 35 40 MC IL/AL AL IL IL/AL/MC AL/MC 5 9 16 6 14 18 14 0 2 4 6 8 10 12 14 16 18 20 <65% 65.0-74.9% 75.0-79.9% 80.0-84.9% 85.0-89.9% 90.0-94.9% 95.0%+ TX 22% OH 17% IN 11% WI 7% FL 6% SC 4% Other 33% Sonida Senior Living Footprint 15+ Communities 5 - 14 Communities < 5 Communities Managed Owned Portfolio Mix by State Regionally-Concentrated Portfolio in Markets with Positive Demographic Trends (1) Based on Total Portfolio as of June 30, 2025. See appendix at the end of this presentation for definitions. (2) Includes four owned through joint venture investments in consolidated entities, four owned through a joint venture investment in an unconsolidated entity, and one unoccupied. (3) Based on Total Units as of June 30, 2025. See appendix at the end of this presentation for definitions. (4) Based on Total Owned Operating Portfolio as of June 30, 2025 (see appendix at the end of this presentation for definitions), excluding The Wellington at North Bend Crossing – Vista, December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower but was opened by Sonida in Q3 2025. See appendix at the end of this presentation for definitions. (5) Data based on Q2’25 average. % of Total Units(3) AL 47% IL 37% MC 16% 9,244 Units 9,244 Units Diversified and Balanced Portfolio Across High-Growth Markets and Acuity Settings96 Communities(1) (83 Owned(2) / 13 Managed) 9,244 Units(1)(3) Across 20 States 5,365 Employees(1) (3,539 FT / 1,826 PT) Portfolio Mix by Acuity Occupancy Distribution(4) # of Communities / % of Total Owned Operating Portfolio (17%) # of Communities / % of Total Owned Operating Portfolio (22%) (17%) (7%) (20%) (11%) (6%) (46%) (18%) (15%) (9%) (4%) (9%) Service Mix Distribution(4)(5) 6 10 of the 14 communities with occupancy <75% are from 2024 and 2025 acquisitions

Differentiated Platform: “Owner/Operator/Investor” Model 7 Uniquely Focused, Structured and Positioned to Grow and Create Value Fully Integrated Platform Positions Sonida to Capitalize on External Growth Opportunities and Leverage Outsized Synergies with Increased Scale Owner Investor Operator ü Vertical integration provides full control of operations ü Scalability to drive market-by-market labor efficiencies ü Selective growth through JVs and management contracts with third-party owners leverages operational capabilities to provide enhanced ROIC ü Signature resident experience offerings: Joyful LivingTM life enrichment, Magnolia TrailsTM MC and Grove Menu dining ü C-Corp structure allows for reinvestment of cash-flow towards highest return opportunities ü Ongoing flexibility to asset-manage portfolio (i.e. selective acquisitions / dispositions) ü Restructuring experience informs creative capital stack solutions for distressed sellers and maximizes risk-adjusted returns; proven operating expertise allows for asset acquisitions requiring significant operational turnarounds ü Existing footprint allows for operating efficiencies and strategic acquisitions with focus on existing and complementary markets ü Pure-play focus on senior living ü Seasoned management team and Board (healthcare, real estate and hospitality) with experience scaling real estate and operating businesses ü Ability to reinvest in technology and systems ü No leased communities – zero exposure to long-term lease liabilities for underperforming assets

Evolution of Sonida

SONIDA SENIOR LIVING

Goal-Driven Strategic Execution

Covid Distress — Q1 2020+

-Occupancy troughs at 75.0% and NOI Margin[1] troughs at (3.6)%

Recapitalization — Nov 2021

-Conversant Capital leads $155M recapitalization

Balance Sheet Optimization — 2022 – Q1 2024

-Debt modification with Fannie Mae, discounted loan purchases

-$48M PIPE from largest shareholders

Organic Growth — 2023+

-Occupancy, RevPOR, NOI, Margin growth on Same-Store Community portfolio

Pivot to Inorganic Growth — 2024

-$130M overnight equity offering

-$150M corporate credit facility

-$258M of community acquisitions in 2024

Accelerated Organic and Inorganic Growth — 2025+

-Continued margin flowthrough on Same-Store Community portfolio paired with significant NOI growth from stabilization of 22 communities acquired since 2024

-Team structure in place to capitalize on continued market dislocation

-Diversifying shareholder base and improving cost of debt and equity capital

(1) NOI Margin is a non-GAAP financial measure. See appendix at the end of this presentation for reconciliations of non-GAAP financial measures.

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Why Invest in Sonida? 9 Continued Same-Store Community Growth Occupancy growth RevPOR growth Accelerated NOI margin flow through Value-Add Acquired Communities Accelerated occupancy recovery Rate optimization Expense reduction from Sonida platform Unique Platform Value from Owner/Operator Model Asset performance is primarily driven by operational success, and Sonida’s built-out and proven operational prowess is a highly attractive asset Same-Store portfolio maintains market leading operating metrics while providing above average growth rates Value-add profile creates significant embedded upside driving higher NOI growth than the Same-Store portfolio Ability to continue digesting higher returning value-add investments Distinctive positioning as scaled real estate owner and operator creates ability to both optimize balance sheet, and deploy capital at scale in high-return opportunities Overall Growth Profile Outpacing Peers Continued Inorganic Growth Strategy Special situations with bank partners Motivated end-of- cycle sellers Local market operator relationships

Financial Performance & Highlights 10

Community Portfolio Composition

Sonida™ SENIOR LIVING

Sonida has identified an opportunity in four of five communities within its Indiana Portfolio to generate significant ROI through a combination of capital investment and/or material changes to the communities' business plans

Same-Store
56 Communities
5,349 Owned Units(1)
Q2'25 NOI(2): $16.7M

Communities that are consolidated, wholly or partially owned, and operational for the full year in each year beginning as of January 1st of the prior year(5)

Acquisition
22 Communities(3)
1,862 Owned Units(1)(3) /
1,386 Owned Units At-Share(4)
Q2'25 NOI At-Share(2)(4): $4.1M

Communities that are wholly or partially owned, acquired in the current or prior year and are not operational in both years(5)

Repositioning
5 Communities
474 Owned Units(1)
Q2'25 NOI(2): $0.7M

Communities that are wholly or partially owned and have undergone or are undergoing strategic repositioning as a result of significant changes in the business model, care offerings, and/or capital re-investment plans which will include removing units from service(5)

(1) Owned Units as of end of June 30, 2025.
(2) Net Operating Income ("NOI") is a non-GAAP financial measure. See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.
(3) Number of communities and owned units includes The Wellington at North Bend Crossing – Vista, December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower but was opened by Sonida in Q3 2025. See appendix at the end of this presentation for definitions.
(4) Reflects Sonida's respective ownership share of certain acquisitions: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share).
(5) See appendix at the end of this presentation for full definitions.

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11

Q2 2025 Financial Comparisons: Same-Store Communities[(1)]

SONIDA SENIOR LIVING

NOI Margin of 28.0% second highest quarter post-Covid

$ in millions, except RevPAR and RevPOR	Q2'25	Q2'24	Q2'25 vs Q2'24 YoY Change	Q1'25	Q2'25 vs Q1'25 QoQ Sequential Change
Weighted Average Occupancy	86.5%	86.1%	40 bps	86.8%	(30) bps
RevPAR[(2)]	$3,797	$3,617	5.0%	$3,711	2.3%
RevPOR[(2)]	$4,388	$4,202	4.4%	$4,274	2.7%
Resident Revenue	$59.6	$56.7	5.1%	$58.4	2.1%
Adjusted Operating Expenses[(3)]	$42.9	$40.3	6.5%	$42.3	1.4%
Community NOI[(2)]	$16.7	$16.4	1.8%	$16.1	3.7%
Community NOI Margin[(2)]	28.0%	28.9%	(90) bps	27.6%	40 bps

(1) Based on Same-Store Community Portfolio which includes operating results and data for 56 consolidated communities. See appendix at the end of this presentation for definitions and reconciliation of non-GAAP financial measures.
(2) Same-Store RevPAR and Same-Store RevPOR are KPIs (see appendix at the end of this presentation for definitions). Same-Store Community NOI and Same-Store Community NOI Margin are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).
(3) Adjusted Operating Expenses exclude professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.

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12

Q2 2025 Financial Comparisons: Acquisition Communities At-Share[(1)]

Sonida Senior Living

Occupancy growth: 60 bps vs Q1'25
Resident Revenue growth: 8.1% vs Q1'25

$ in millions, except RevPAR and RevPOR	Q2'25	Q1'25	Change
Weighted Average Occupancy	77.3%	76.7%	60 bps
RevPAR[(2)]	$4,793	$4,629	3.5%
RevPOR[(2)]	$6,205	$6,038	2.8%
Resident Revenue	$17.3	$16.0	8.1%
Adjusted Operating Expenses[(3)]	$13.2	$11.8	11.9%
Community NOI[(4)]	$4.1	$4.2	(2.4)%
Community NOI Margin	23.7%	26.3%	(260) bps

Q2'25 includes the impact from East Lake, FL and Alpharetta, GA acquisitions on May 30 and June 1, 2025 and North Bend Crossing – Vista, which was acquired on December 31, 2024 and opened in July 2025

(1) At-Share reflects acquisitions at Sonida's respective ownership share: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share). Acquisition Communities include East Lake, FL and Alpharetta, GA acquisitions on May 30 and June 1, 2025 in addition to The Wellington at North Bend Crossing – Vista, December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower but was opened by Sonida in Q3 2025. See appendix at the end of this presentation for definitions. See appendix at the end of this presentation for definition of Acquisition Communities.
(2) Acquisition Communities at-share RevPAR and RevPOR are KPIs (see appendix at the end of this presentation for definitions). Acquisition at-share Community NOI and Community NOI Margin are non-GAAP financial measures. See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.
(3) Adjusted Operating Expenses exclude professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.
(4) Community NOI for Q1'25 included non-recurring Adjusted Operating Expense true-up of approximately $0.3M from Q4'24 acquisitions.

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13

Q2 2025 Financial Comparisons: Total Portfolio At-Share(1)

SONIDA SENIOR LIVING

YoY Community NOI growth: $3.6M or 20.2%

$ in millions, except RevPAR and RevPOR	Q2'25	Q2'24	Change
Available Units	6,898(2)	5,808	+1,090
Weighted Average Occupancy	84.6%	85.6%	(100) bps
RevPAR(3)	$3,983	$3,668	8.6%
RevPOR(3)	$4,709	$4,287	9.8%
Resident Revenue	$82.4	$63.9	29.0%
Adjusted Operating Expenses(4)	$61.0	$46.1	32.3%
Community NOI(3)	$21.4	$17.8	20.2%
Community NOI Margin(3)	26.0%	27.9%	(190) bps

Weighted Average Occupancy and Community NOI Margin declined primarily due to addition of Acquisition Communities at lower occupancy levels

(1) Total Portfolio At-Share includes the results from the Company's Same-Store, Acquisition and Repositioning Portfolios. See appendix at the end of this presentation for definitions.
(2) Available Units for Q2'25 excludes the "Airy Hills" December 31, 2024 acquisition in Cincinnati, OH,.
(3) RevPAR and RevPOR are KPIs (see appendix at the end of this presentation for definitions). Community NOI and Community NOI Margin are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).
(4) Adjusted Operating Expenses exclude professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.

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83.5 75.0 77.7 81.0 81.3 81.5 82.3 82.9 83.5 83.6 83.8 84.8 85.8 85.8 86.1 87.1 86.8 86.8 86.5 86.6 84.2 76.3 79.4 82.2 82.1 82.7 83.4 84.0 84.3 84.9 84.8 86.2 86.5 87.0 87.3 88.1 87.5 87.7 87.6 88.2 Q4 '19 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1' 23 Q2' 23 Q3' 23 Q4' 23 Q1' 24 Q2' 24 Q3' 24 Q4' 24 Q1' 25 Q2' 25 July '25 Weighted Average Occupancy End of Period Spot Occupancy Same-Store Occupancy Growth(1) 15 Quarterly Occupancy (in %) Pandemic low point (1) Same-Store Community Portfolio (see appendix at the end of this presentation for definitions) includes operating results and data for 56 communities consolidated as of June 30, 2025. The February 2022 acquisitions of the Plainfield and Brownsburg communities are included in the Same-Store occupancy starting in March 2022. Pre-pandemic July 2025 Occupancy: Weighted Average 86.6% / End of Period Spot 88.2%

$793K $690K $620K $640K $660K $680K $700K $720K $740K $760K $780K $800K $820K Same-Store Revenue Highlights(1) 16(2) Includes Private Pay and Medicaid base rent only. (1) Same-Store Community Portfolio includes operating results and data for 56 communities consolidated as of June 30, 2025. See appendix at the end of this presentation for definitions. Underlying Rate Growth Remains Strong Through Q2’25 Despite Medicaid Headwinds Medicaid Rent: +4.3% Q2 YoY Level of Care: +11.4% Q2 YoY Discounts and Concessions: (13.0)% Q2 YoY Resident Rent YoY Rate Changes(2) Resident Rate QoQ Rent Trend(2) $3,889 $3,966 $3,944 $4,050 $4,202 $4,191 $4,197 $4,274 $4,388 2.0% (0.5%) 2.7% 3.7% (0.3%) 0.2% 1.8% 2.7% $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 06/ 202 3 09/ 202 3 12/ 202 3 03/ 202 4 06/ 202 4 09/ 202 4 12/ 202 4 03/ 202 5 06/ 202 5 QoQ% ChangeRate Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 $48.0M $50.3M $0M $10M $20M $30M $40M $50M $60M Private Rent: +4.8% Q2 YoY $3.5M $3.9M $0.0M $0.5M $1.0M $1.5M $2.0M $2.5M $3.0M $3.5M $4.0M $4.5M Q2’24 Q2’25 Q2’24 Q2’25 Q2’24 Q2’25 Care Level Q2'25 Q2'24 Difference % Change Independent Living 3,009$ 2,869$ 140$ 4.9% Assisted Living 5,015$ 4,837$ 178$ 3.7% Memory Care 6,488$ 6,187$ 301$ 4.9% Blended Total 4,388$ 4,202$ 186$ 4.4% $4.6M $4.8M $1.0M $1.5M $2.0M $2.5M $3.0M $3.5M $4.0M $4.5M $5.0M Q2’24 Q2’25

Same-Store Demonstrates Continued Cost Discipline(1)

SONIDA SENIOR LIVING



Labor Costs Trend as a Percent of Revenue (2)(3)
$30M
$25M
$20M
$15M
$10M
$5M
$0M
46%
45%
44%
43%
42%
41%
40%
45.5%
44.7%
44.6%
44.2%
43.4%
43.5%
43.0%
43.1%
42.0%
$22.5M
$23.8M
$23.8M
$24.3M
$23.8M
$24.6M
$24.9M
$25.4M
$25.7M
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Direct Labor
Contract Labor
Other Labor
% of Revenue



Total Operating Expense Excluding Labor Costs Trend as a Percent of Revenue (3)
$16.0M
$15.5M
$15.0M
$14.5M
$14.0M
$13.5M
$13.0M
$12.5M
29%
28%
27%
26%
25%
24%
23%
22%
21%
20%
27.6%
27.5%
26.1%
27.8%
26.3%
26.7%
27.1%
26.1%
26.0%
$14.1M
$14.4M
$13.8M
$15.1M
$14.9M
$15.3M
$15.5M
$15.3M
$15.5M
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Non-Labor Operating Expense
% of Revenue

Category	Q2'25	Q2'24	Difference
Direct Labor	34.6%	33.7%	(0.9%)
Contract Labor	0.8%	1.0%	0.2%
Other Labor	7.7%	7.3%	(0.4%)
Total	**43.1%**	**42.0%**	**(1.1%)**

0.5% of 0.8% of Q2'25 contract labor attributable to lone community that has been subsequently taken out

(1) Same-Store Community Portfolio includes operating results and data for 56 communities consolidated as of June 30, 2025. See appendix at the end of this presentation for definitions.
(2) Excludes benefits.
(3) Amounts calculated as a percentage of revenues exclude non-recurring state grants in all periods.

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17

Capitalization Summary as of June 30, 2025

SONIDA SENIOR LIVING

Debt Summary				
Lender / (# of Communities)	**Maturity**	**Rate Type**	**Interest Rate [1]**	**Debt Outstanding**
Fannie Mae - (18)	2029	Fixed	4.35%	$ 218,080
Fannie Mae MCF Fixed - (19)	2029	Fixed	5.13%	$ 147,969
Fannie Mae MCF Variable	2029	Variable/Capped [2]	6.14%	$ 49,195
Ally - (18)	2027 [3]	Variable/Capped [2]	6.50%	$ 112,919
Mortgage Lender #1 - (1)	2029	Variable/Capped [2]	6.00%	$ 9,416
Mortgage Lender #2 - (1)	2045	Fixed	3.95%	$ 2,504
Mortgage Lender #3 - (1)	2025	Fixed	4.25%	$ 13,206
Mortgage Lender #4 - (1)	2031	Fixed	3.00%	$ 18,250
Mortgage Lender #5 - (1)	2028	Variable	4.31%	$ 9,000
Insurance and Other	2025	Fixed/Floating	5.77%	$ 3,653
Consolidated JV #1 - (4)	2026+	Variable/Some Capped [2]	7.70%	$ 21,690
Secured Credit Facility (13) [4]	2027	Variable	6.92%	$ 75,000
Total / Wtd. Average	**-**	**-**	**5.39%**	**$ 680,882**
Unconsolidated JV #1 - (4)	2027	Fixed	7.30%	$ 11,449
Non-Controlling Interest	-	-	7.65%	$ (10,627)
Total / Wtd. Average At Share	**-**	**-**	**5.38%**	**$ 681,704**

Debt Schedule - Consolidated Communities				
Year	**Amortization**	**Paydown [5]**	**Maturity**	**Total - Year**
2025 [6]	($2,974)	($2,000)	($13,144)	**($18,118)**
2026	($2,625)	($3,000)	($15,290)	**($20,915)**
2027 [3]	($3,301)	($3,000)	($194,215)	**($200,516)**
2028	($3,395)	-	($9,000)	**($12,395)**
2029	($135)	-	($408,427)	**($408,562)**
Thereafter	-	-	($20,376)	**($20,376)**
Totals	($12,430)	($8,000)	($660,452)	**($680,882)**

Convertible Preferred Summary	
Liquidation Amount Outstanding	$ 51,249
Conversion Price	$ 40.00
Shares of Common Stock (*if converted*)	1,281,205
Maturity	Perpetual
Coupon	11.0%

Enterprise Value	
Closing Stock Price	$ 24.95
Common Shares Outstanding	18,863,068
Market Capitalization	**$ 470,634**
Convertible Preferred Equity	**$ 51,249**
Consolidated Debt	680,882
Pro-rata Unconsolidated JV Debt	11,449
Less: Cash	(14,053)
Net Debt	**$ 678,278**
Add: Non-Controlling Interest	5,824
Enterprise Value	**$ 1,205,985**



Non - Controlling Interest (0.6%)
Common Shares/ Market Cap (39.0%)
Components of Enterprise Value
Convertible Preferred Equity (4.2%)
Net Debt (56.2%)

Note: Dollars in '000s except for share price, share count, and strike price. Numbers may vary due to rounding.

(1) Weighted average interest rate. For revolving loans, the rate displayed represents a weighted average of all days with outstanding borrowings.

(2) Variable exposure is synthetically limited with interest rate caps. Rates reflect all-in interest rate.

(3) Assumes Company exercises its option to extend maturity by 12 months and does not reflect the senior secured term loan of $122.0 million (exclusive of two $7.5M deferred loan draws) the Company entered into on August 7, 2025, which includes the financing of the Atlanta community acquired in Q2.

(4) Total aggregate commitment under the Credit Facility of up to $150 million.

(5) Represents remaining required paydowns on the December 2024 Fannie Mae loan extension amendment.

(6) Includes recurring payments for financed insurance premiums of $2.9M throughout 2025.

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18

Illustrative Stabilized Incremental NOI Bridge[(1)]

Near-term Path to $100M+ NOI with Additional Upside from Continued Rate, Occupancy and Margin Expansion

~$78M 2024 Pro Forma In-Place Total Portfolio NOI[(2)]

- **~$13M 2024 Pro Forma Acquisition Community NOI (At-Share)[(2)(3)]**
- **~$65M 2024 Same-Store Community NOI[(4)]**
- **26.2% 2024 Same-Store Community NOI Margin[(4)]**

+

$12M NOI

Incremental NOI from Annualized June 2025 Actuals

+

~$11M NOI

Incremental NOI opportunities:

Revenue value of 100 bps occupancy growth (holding mix and rate constant): **$4.0M**

Revenue value of 1% rate growth going forward (holding occupancy and mix constant): **$3.4M**

NOI Margin expansion of 100 bps: **$3.4M**

~$100M+ Total Portfolio NOI[(2)]

+

Additional NOI Upside from External Growth

Pipeline of future community acquisitions

M&A consolidation targets

(1) This information is illustrative only and actual results may differ materially. This information is not a projection or prediction. Actual results are subject to business, economic, regulatory and competitive uncertainties or contingencies, many of which are beyond the control of the Company and our management and are based on assumptions which may change. For a discussion, see "Risk Factors" in the Company's SEC filings.
(2) At-Share refers to acquisitions at Sonida's respective ownership share: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share).
NOI is a non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).
(3) 2024 Pro Forma Acquisition Community NOI (at-share) based on Q4'24 annualized in-place run rate: $5,901 RevPOR; 76.0% Occupancy; 21.8% NOI Margin.
(4) Represents Same-Store Community Portfolio which includes operating results and data for 56 communities consolidated. See appendix at the end of this presentation for definitions.
Same-Store NOI and Same-Store NOI Margin are non-GAAP financial measures. See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.

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19

Capital Allocation Strategy 20

Repositioning Portfolio(1) (1) See appendix at the end of this presentation for definitions. 21 Background: • Current business model heavily reliant on Medicaid reimbursement • Considerable political and economic pressure to reduce Medicaid costs • Assets located in markets that support a sustainable and higher private pay rate Repositioning Levers: • Conversion of community care levels from AL to MC to create complementary owned communities in submarkets • Physical plant investment and upgrades to attract private pay • Opportunity for accretive capital investment • Exploring potential divestiture opportunities at select communities where viable Post-Repositioning Community Profile: • Long-term alignment in private pay model (Q2’2025: 34% of Repositioning Portfolio revenue was private pay) • Expected ROI exceeding 30% based on $2.0M-$3.5M of capital investment

Primed to Pursue Compelling Inorganic Growth Opportunity

SONIDA SENIOR LIVING

Sonida is a Differentiated Acquiror Amidst Market Dislocation, Advantageously Combining Characteristics of Both REITs and Operators

Opportune Time to Consolidate a Dislocated Market

Anticipated Beginning of Multi-Year Senior Housing Recovery
Favorable industry tailwinds (aging population and low supply) expected to drive positive net absorption going forward

Distressed Capital Structures
Overleveraged capital structures coupled with more conservative underwriting from lenders creates a significant opportunity for a well-capitalized buyer

Few Institutional Operators
Many operators are poorly capitalized to invest in platforms that support both scale and operational excellence

Sonida is A Differentiated Acquiror

Full Control of Operations
- ✓ Willing and able to turnaround distressed situations
- ✓ Access to real-time data to aid investment decisions

Creative Ways to Finance Acquisitions
- ✓ Can tailor investment structures depending on deal profile across wide range of instruments

Financing Capabilities
- ✓ Excellent relationships with lenders
- ✓ Strong liquidity and corporate credit facility of $150M

Operating Model
- ✓ Operating model unlocks greater asset performance through economies of scale synergies

Deal Networking
- ✓ Local / regional teams cultivate relationships for off-market deals

Sonida Acquired **22 Communities** (Eight through JVs) representing 1,781 Units(1) since 2024

(1) Unit number excludes The Wellington at North Bend Crossing – Vista, December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower but was opened by Sonida in Q3 2025.

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22

U.S. Senior Housing Trends: Continued Favorable Set-Up Data sourced from US Census, NIC MAP and Green Street. 525 550 575 600 625 ' 1 9 ' 2 0 ' 2 1 ' 2 2 Q 1 ' 2 3 Q 2 ' 2 3 Q 3 ' 2 3 Q 4 ' 2 3 Q 1 ' 2 4 Q 2 ' 2 4 Q 3 ' 2 4 Q 4 ' 2 4 Q 1 ' 2 5 Q 2 ' 2 5 Occupied Senior Housing Units (000s) - Primary Markets Demographic-driven Demand Acceleration + Market-driven Decelerating Supply -Q2’25 down 65% from peak- 3.7% 3.3% 3.1% 7.3% 5.3% 4.8% 4.4% 7.1% 10.5% 18.5% 24.8% 30.8% 36.5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2024 2025 2026 2027 2028 2029 2030 80+ Demographic Growth Rates - Census Bureau Projections ‘24-’30 80+ Pop. YoY Increase 80+ Pop. % Increase vs. 2023 Seniors Housing Demand Expected to Increase Further as 80+ Population Expands Limited New Supply Drives Multi-Year Occupancy Gains 36.5%+ growth of 4M people to 18.8M through 2030 Senior Housing Units Under Construction – Primary Markets More than 560,000 new units needed to meet all demand by 2030; only 191,000 will be added at current development rates 2024 2025 2026 2027 2028 2029 2030 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 55,000 Q 2 ' 1 8 Q 2 ' 2 1 Q 2 ' 2 4 % Occ % Inventory and Absorption Unit Starts Period Average Q2’16 Q2’17 Q2’18 Q2’19 Q2’20 Q2’21 Q2’22 Q2’23 Q2’24 Q2’25 23 Q1’2006 Q2’2025 75% 77% 79% 81% 83% 85% 87% 89% 91% 93% 95% -20,000 -15,000 -10,000 -5,000 0 5,000 10,000 15,000 Seniors Housing Supply/Demand - Primary Markets Absorption Inventory Growth Occupancy Highest on record

Southeast Expansion

SONIDA SENIOR LIVING

Q2 2024
-Identified opportunity to densify regional exposure in Southeast markets

June /July 2024
-Granted exclusivity for **Palm** ($103M) and **Mansions** ($29M)

Aug 2024
-Completed $130M gross overnight equity offering

-Closed new $150M corporate credit facility

Oct 2024
-**Closed Palm** acquisition (555 units across eight communities in Florida and South Carolina)

-Built immediate density in the Southeast

Nov 2024
-**Closed Mansions** acquisition (178 units across two communities in Atlanta market)

Q4 2024
-Solidified operations

-Solidified leadership position

- Executed on expense synergies

-Incorporated Sonida culture

Q2 2025+
-**Closed two new Southeast acquisitions (152 units across two communities in Atlanta and Tampa markets**)

- Focus on expansion of leads and referral programs to drive occupancy growth

Palm and Mansions Currently **Tracking Ahead of Plan with 10.2% Yield-on-Cost** Based on YTD’25 Annualized NOI[1]


The Addison of Sandy Springs, GA (84 Units)


The Addison of Florence, SC (72 Units)

(1) Calculated as annualized Acquisition Community NOI divided by total aggregate purchase price.

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24

June 2025 Southeast Senior Housing Acquisitions Overview

SONIDA SENIOR LIVING

Acquired Two High-Quality Senior Housing Communities Located in Atlanta and Tampa Submarkets for $22M Total


The Addison of Alpharetta, GA (88 Units)

88
Units

64 / 24
Assisted Living / Memory Care

~8 Years
Average Age

~$125,000
Per Unit Purchase Price


Alpharetta, GA
Tarpon Springs, FL


Magnolia Trails at East Lake, FL (64 Units)

64
Units

64
Memory Care

~8 Years
Average Age

~$172,000
Per Unit Purchase Price

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25

June 2025 Southeast Acquisition Highlights 26 § Opportunity to unlock potential operational upside through stabilization of portfolio § Significant occupancy uplift potential § Potential to drive attractive NOI margin expansion Operational & Financial Upside § Further solidifies presence in strategic markets with strong demographic tailwinds and limited supply growth and builds additional density in the Southeast High-Quality Portfolio in Attractive, High-Growth Markets § Alpharetta acquisition expands Atlanta portfolio to four assets § East Lake acquisition expands Florida portfolio to eight assets § Further leverage operating scale through cost efficiencies, local resource pooling, and enhanced marketing presence Enhanced Economies of Scale § Alpharetta: Acquired at $125K/unit, representing significant discount to replacement cost § East Lake: Acquired at $172K/unit, reflecting meaningful discount to replacement cost § Potential to expand to double digit yields at stabilization Unlocks Long-Term Value Acquired Two High-Quality Senior Housing Communities Located in Alpharetta, GA and East Lake, FL

Appendix – Supplemental Information 27

A-1 Operating Highlights A-2 Community NOI A-3 Net Operating Income Reconciliation A-4 Adjusted EBITDA Reconciliation A-5 Table of Contents Sonida Investment Portfolio - Market Fundamentals Definitions A-6 Non-GAAP Financial Measures A-7 28

Definitions A-1 RevPAR, or average monthly revenue per Available Unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of Available Units in the corresponding portfolio for the period, divided by the number of months in the period. RevPOR, or average monthly revenue per occupied unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period. Total Portfolio is defined by the Company as all communities that are wholly or partially owned and managed communities that are not owned. Total Owned Operating Portfolio is defined by the Company as all communities that are consolidated and wholly owned. Same-Store Community Portfolio is defined by the Company as communities that are consolidated, wholly or partially owned, and operational for the full year in each year beginning as of January 1st of the prior year. Consolidated communities excluded from the same-store community portfolio include the Acquisition Community Portfolio, the Repositioning Portfolio, and certain communities that have experienced a casualty event that has significantly impacted their operations. Acquisition Community Portfolio is defined by the Company as communities that are wholly or partially owned, acquired in the current or prior year and are not operational in both years. An operational community is defined as a community that has maintained its certificate of occupancy and has made at least 80% of its wholly or partially owned units available for five consecutive quarters. Repositioning Portfolio is defined by the Company as communities that are wholly or partially owned and have undergone or are undergoing strategic repositioning as a result of significant changes in the business model, care offerings, and/or capital re-investment plans, that in each case, have disrupted, or are expected to disrupt, normal course operations. These communities will be included in the Same-Store Community Portfolio once operating under normal course operating structures for the full year in each year beginning as of January 1st of the prior year. Total Units is defined by the Company as all units that are part of the Total Portfolio, including those that were out of service for the named period. Available Units is defined by the Company as all units that are part of the Total Portfolio, excluding those that were out of service for the named period. Available Units is used in the calculation of RevPAR and occupancy.

Non-GAAP Financial Measures A-2 This Investor Presentation contains the financial measures (1) Net Operating Income, (2) Net Operating Income Margin, (3) Adjusted EBITDA, (4) Adjusted Operating Expenses, and (5) Same-store amounts for these metrics, each of which is not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP, which are included below. The Company believes that presentation of Net Operating Income and Net Operating Income Margin as performance measures is useful to investors because such measures are some of the metrics used by the Company’s management to evaluate the performance of the Company’s owned portfolio of communities, to review the Company’s comparable historic and prospective core operating performance of the Company’s owned communities, and to make day-today operating decisions. The Company also believes that the presentation of such non-GAAP financial measures and Adjusted EBITDA is useful to investors because such measures provide an assessment of operational factors that management can impact in the short-term, primarily revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. Net Operating Income, Net Operating Income Margin, and Adjusted Operating Expenses have material limitations as performance measures, including the exclusion of general and administrative expenses that are necessary to operate the Company and oversee its communities. Furthermore, such non-GAAP financial measures and Adjusted EBITDA exclude (i) interest that is necessary to operate the Company’s business under its current financing and capital structure, and (ii) depreciation, amortization, and impairment charges that may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures. The Company may also incur income/expense similar to those for which adjustments may be made and such income/expense may significantly affect the Company’s operating results. Net Operating Income, Net Operating Income Margin, and Adjusted Operating Expenses are non-GAAP performance measures that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income (expense), provision for income taxes, management fees, and further adjusted to exclude income/expense associated with non- cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, transaction, transition and restructuring costs, gain on extinguishment of debt, loss from equity method investment, casualty loss, non-recurring settlement fees, non-income tax, and non-property tax. Net Operating Income Margin is calculated by dividing Net Operating Income by resident revenue. The Company presents these non-GAAP measures on a consolidated community and same-store community basis. Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: depreciation and amortization expense, interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, provision for credit losses, gain on extinguishment of debt, executive transition costs, casualty losses, and transaction, transition and restructuring costs.

Operating Highlights

	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024	2025 Q1	2025 Q2	YTD 2025
Same-Store								
Resident Revenue	$ 54,425	$ 56,689	$ 57,233	$ 57,216	$ 225,563	$ 58,429	$ 59,628	$ 118,057
Community NOI	$ 13,500	$ 16,429	$ 15,965	$ 15,358	$ 61,252	$ 16,070	$ 16,720	$ 32,790
Community NOI Margin	24.8%	29.0%	27.9%	26.8%	27.2%	27.5%	28.0%	27.8%
Units available	5,222	5,224	5,227	5,235	5,227	5,248	5,235	5,242
Weighted average occupancy	85.8%	86.1%	87.1%	86.8%	86.4%	86.8%	86.5%	86.7%
RevPOR	$ 4,050	$ 4,202	$ 4,191	$ 4,197	$ 4,160	$ 4,274	$ 4,388	$ 4,331
RevPAR	$ 3,474	$ 3,617	$ 3,650	$ 3,643	$ 3,596	$ 3,711	$ 3,797	$ 3,754
Acquisitions At-Share								
Resident Revenue		$ 1,168	$ 4,470	$ 14,682	$ 20,320	$ 15,980	$ 17,281	$ 33,261
Community NOI		$ 175	$ 561	$ 3,175	$ 3,912	$ 4,162	$ 4,090	$ 8,252
Community NOI Margin		15.0%	12.6%	21.6%	19.3%	26.0%	23.7%	24.8%
Units available		114	421	1,091	405	1,151	1,202	1,176
Weighted average occupancy		55.8%	61.3%	76.0%	70.9%	76.7%	77.3%	77.0%
RevPOR		$ 6,119	$ 5,769	$ 5,901	$ 5,898	$ 6,038	$ 6,205	$ 6,124
RevPAR		$ 3,429	$ 3,540	$ 4,484	$ 4,176	$ 4,629	$ 4,793	$ 4,713
Total Portfolio At-Share[(1)]								
Resident Revenue	$ 60,737	$ 63,907	$ 67,506	$ 77,610	$ 269,760	$ 79,935	$ 82,427	$ 162,362
Community NOI	$ 14,915	$ 17,857	$ 17,373	$ 19,203	$ 69,348	$ 20,452	$ 21,465	$ 41,917
Community NOI Margin	24.6%	27.9%	25.7%	24.7%	25.7%	25.6%	26.0%	25.8%
Units available	5,692	5,808	6,113	6,794	6,100	6,869	6,898	6,884
Weighted average occupancy	85.9%	85.6%	85.2%	84.9%	85.4%	84.7%	84.6%	84.7%
RevPOR	$ 4,140	$ 4,287	$ 4,319	$ 4,486	$ 4,316	$ 4,578	$ 4,709	$ 4,644
RevPAR	$ 3,557	$ 3,668	$ 3,681	$ 3,808	$ 3,685	$ 3,879	$ 3,983	$ 3,931

Note: Dollars in '000s except for RevPOR and RevPAR. Numbers may vary due to rounding.
(1) Total Portfolio At-Share includes the results from the company's Repositioning Portfolio. Repositioning Portfolio Community NOI and Community NOI Margin are $0.7M and 11.9% and $0.2M and 4.0% for Q2'25 and Q1'25, respectively.

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A-3

Community NOI

	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024	2025 Q1	2025 Q2	YTD 2025
Resident Revenue								
Independent Living[1]	16,305	16,961	17,290	17,181	67,737	17,308	17,685	34,993
Assisted Living[1]	26,841	28,237	28,178	28,609	111,865	29,367	30,074	59,441
Memory Care[1]	10,557	10,774	11,012	10,685	43,028	11,023	11,121	22,144
Community Fees	448	475	477	467	1,867	459	449	908
Other Income	274	242	276	274	1,066	272	299	571
Total Same-Store Community Resident Revenue	54,425	56,689	57,233	57,216	225,563	58,429	59,628	118,057
Resident Revenue for Non Same-Store Communities	6,312	6,419	9,718	19,837	42,286	20,826	22,217	43,043
Consolidated Resident Revenue	60,737	63,108	66,951	77,053	267,849	79,255	81,845	161,100
Less: Noncontrolling Interest	-	-	(1,584)	(1,516)	(3,100)	(1,607)	(1,752)	(3,359)
Plus: Pro Rata Resident Revenue for Unconsolidated Joint Venture	-	799	2,139	2,073	5,011	2,287	2,334	4,621
Total Resident Revenue, At-Share	60,737	63,907	67,506	77,610	269,760	79,935	82,427	162,362
Adjusted Operating Expenses								
Total Labor And Related Expenses[2]	25,465	24,792	25,405	26,013	101,675	26,716	26,891	53,607
Contract Labor	312	554	572	365	1,803	365	490	855
Food	2,827	3,012	3,028	3,013	11,880	2,603	2,921	5,524
Utilities	2,980	2,376	2,850	2,647	10,853	3,180	2,654	5,834
Real Estate Taxes	1,831	2,090	1,900	1,823	7,644	1,929	2,004	3,933
Advertising And Promotions	1,011	994	1,052	1,040	4,097	1,086	1,049	2,135
Insurance	1,217	1,208	1,135	1,155	4,715	1,160	1,113	2,273
Supplies	992	935	929	1,007	3,863	888	935	1,823
Service Contracts	1,272	1,201	1,276	1,379	5,128	1,582	1,441	3,023
All Other Operating Expenses	3,018	3,098	3,121	3,416	12,653	2,850	3,410	6,260
Total Same-Store Adjusted Operating Expense	40,925	40,260	41,268	41,858	164,311	42,359	42,908	85,267
Adjusted Operating Expenses for Non Same-Store Communities	4,897	5,232	8,594	16,147	34,870	16,755	17,701	34,456
Other Operating Expenses[3]	495	489	630	1,220	2,834	1,300	811	2,111
Total Operating Expense	46,317	45,981	50,492	59,225	202,015	60,414	61,420	121,834
Less: Other Operating Expenses[3]	(495)	(489)	(630)	(1,220)	(2,834)	(1,300)	(811)	(2,111)
Less: Noncontrolling Interest		-	(1,371)	(1,455)	(2,826)	(1,414)	(1,477)	(2,891)
Plus: Pro Rata Operating Expenses for Unconsolidated Joint Venture		558	1,642	1,857	4,057	1,783	1,830	3,613
Total Adjusted Operating Expenses, At-Share	45,822	46,050	50,133	58,407	200,412	59,483	60,962	120,445
Net Operating Income								
Same-Store Community NOI	13,500	16,429	15,965	15,358	61,252	16,070	16,720	32,790
Same-Store Community NOI Margin	24.8%	29.0%	27.9%	26.8%	27.2%	27.5%	28.0%	27.8%
Non Same-Store Community NOI	1,415	1,187	1,124	3,690	7,416	4,071	4,516	8,587
Non Same-Store Community NOI Margin	22.4%	18.5%	11.6%	18.6%	17.5%	19.5%	20.3%	19.9%
Total Community NOI	14,915	17,616	17,089	19,048	68,668	20,141	21,236	41,377
Less: Noncontrolling Interest		-	(213)	(60)	(273)	(193)	(275)	(468)
Plus: Pro Rata NOI for Unconsolidated Joint Venture		241	497	215	953	504	504	1,008
Total Community NOI, At-Share	14,915	17,857	17,373	19,203	69,348	20,452	21,465	41,917

Portfolio Unit Build

(as of June 30, 2025)

Total Units	9,244
Owned Units, at-share [4][5]	7,209
Available Units, at-share [4][5][6][7]	6,996

Note: Dollars in 000s. Numbers may vary due to rounding.

(1) Includes Second Person and Level of Care fees.

(2) Includes benefits, overtime, payroll taxes and related labor costs, excluding contract labor.

(3) Other Operating Expenses includes casualty gains and losses, settlement expense, non-income tax, non-property tax, and other expenses.

(4) At-share applies to Sonida's ownership share in JVs. KZ JV acquisition (Sonida's 32.71% ownership share) and Palatine JV acquisition (Sonida's 51% ownership share).

(5) Excludes managed communities for this calculation.

(6) Excludes The Wellington at North Bend Crossing – Vista, December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower but was opened by Sonida in Q3 2025.

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A-4

Net Operating Income Reconciliation

	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024	2025 Q1	2025 Q2	YTD 2025
Net income (loss)	**27,019**	**(9,816)**	**(14,265)**	**(6,218)**	**(3,280)**	**(13,025)**	**(1,973)**	**(14,998)**
General and administrative expense	6,812	8,713	9,695	11,047	36,267	8,472	9,729	18,201
Transaction, transition and restructuring costs	399	465	2,098	768	3,730	610	461	1,071
Depreciation and amortization expense	9,935	10,067	10,729	13,320	44,051	13,686	13,646	27,332
Interest income	(139)	(387)	(853)	(302)	(1,681)	(242)	(986)	(1,228)
Interest expense	8,591	8,964	9,839	9,596	36,990	9,446	9,271	18,717
Gain on extinguishment of debt, net	(38,148)	-	-	(10,388)	(48,536)	-	-	-
Loss from equity method investment	-	35	146	714	895	330	383	713
Other (income) expense, net	479	(253)	153	161	540	550	(9,063)	(8,513)
Provision for income tax	66	59	68	46	239	75	91	166
Management fees	(594)	(720)	(1,151)	(916)	(3,381)	(1,061)	(1,134)	(2,195)
Other expenses[1]	495	489	630	1,220	2,834	1,300	811	2,111
Total Community NOI	14,915	17,616	17,089	19,048	68,668	20,141	21,236	41,377
Less: Non Same-Store Community NOI	(1,415)	(1,187)	(1,124)	(3,690)	(7,416)	(4,071)	(4,516)	(8,587)
Same-Store Community NOI	13,500	16,429	15,965	15,358	61,252	16,070	16,720	32,790

Note: Dollars in 000s. Numbers may vary due to rounding.

(1) Transaction, transition and restructuring costs relate to legal and professional fees incurred for transactions, restructure projects or related projects.

(2) Other Expenses includes casualty losses, settlement expense, non-income tax, non-property tax, and other expenses.

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A-5

Adjusted EBITDA Reconciliation

	2024					2025		
	Q1	Q2	Q3	Q4	FY 2024	Q1	Q2	YTD 2025
Adjusted EBITDA								
Net income (loss)	**27,019**	**(9,816)**	**(14,265)**	**(6,218)**	**(3,280)**	**(13,025)**	**(1,973)**	**(14,998)**
Depreciation and amortization expense	9,935	10,067	10,729	13,320	44,051	13,686	13,646	27,332
Stock-based compensation expense	575	1,211	1,408	1,175	4,369	973	1,226	2,199
Provision for credit losses	398	483	629	1,086	2,596	695	745	1,440
Interest income	(139)	(387)	(853)	(302)	(1,681)	(242)	(986)	(1,228)
Interest expense	8,591	8,964	9,839	9,596	36,990	9,446	9,271	18,717
Gain on extinguishment of debt, net	(38,148)	-	-	(10,388)	(48,536)	-	-	-
Other (income) expense, net	479	(253)	153	161	540	550	(9,063)	(8,513)
Provision for income taxes	66	59	68	46	239	75	91	166
Casualty losses[1]	298	557	267	947	2,069	775	697	1,472
Transaction, transition and restructuring costs[2]	399	465	2,098	2,925	5,887	632	439	1,071
Adjusted EBITDA	**9,473**	**11,350**	**10,073**	**12,348**	**43,244**	**13,565**	**14,093**	**27,658**
Noncontrolling Interest	-	-	(126)	34	(92)	(88)	(173)	(261)
Pro Rata Adjusted EBITDA for Unconsolidated Joint Venture	-	277	701	(324)	654	719	736	1,455
Adjusted EBITDA, At-Share	**9,473**	**11,627**	**10,648**	**12,058**	**43,806**	**14,196**	**14,656**	**28,852**

Note: Dollars in 000s. Numbers may vary due to rounding.
(1) Casualty losses relate to non-recurring insured claims for unexpected events.
(2) Transaction, transition and restructuring costs relate to legal and professional fees incurred for transactions, restructure projects or related projects.

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A-6

Sonida Investment Portfolio - Market Fundamentals

	The Company	Unit Inventory[3] 5 mile radius of the Company site(s)[1]			Statistics - 5 mile radius								Statistics - State							
					Population Growth			% of Population		Demographics			Population Growth			% of Population		Demographics		
State	Communities	Existing	Under Construction	% Increase	Total	75+	Adult Child[2]	75+	Adult Child[2]	Median HH Income	Median Home Value	Unemployment %	Total	75+	Adult Child[2]	75+	Adult Child[2]	Median HH Income	Median Home Value	Unemployment %
All/Wtd Avg	**83**	**1,272**	**10**	**+0.8%**	**+3.5%**	**+23.7%**	**+1.9%**	**7.9%**	**23.6%**	**$ 79,408**	**$ 330,750**	**4.2%**	**+3.6%**	**+24.0%**	**+1.0%**	**7.8%**	**24.2%**	**$ 74,055**	**$ 298,634**	**4.2%**
TX	**19**	1,920	15	+0.8%	+4.9%	+25.9%	+7.5%	5.8%	22.1%	$ 78,962	$ 353,807	-	+5.6%	+27.4%	+7.0%	5.9%	23.3%	$ 76,389	$ 303,073	4.7%
OH	**14**	1,282	20	+1.6%	+1.0%	+20.4%	(3.2%)	9.1%	24.7%	$ 77,047	$ 265,552	4.7%	+1.3%	+21.8%	(2.9%)	8.3%	24.4%	$ 70,982	$ 236,928	4.1%
IN	**12**	869	-	-	+3.8%	+24.2%	+2.3%	7.5%	23.3%	$ 74,308	$ 250,183	4.3%	+2.9%	+23.7%	(0.4%)	7.6%	24.0%	$ 72,642	$ 248,000	3.9%
WI	**8**	622	19	+3.1%	+2.1%	+20.7%	(3.0%)	9.5%	24.6%	$ 71,169	$ 284,057	4.5%	+2.0%	+23.1%	(2.5%)	8.3%	24.9%	$ 77,373	$ 297,826	3.0%
MO	**3**	1,449	-	-	+1.6%	+19.7%	+1.7%	7.9%	22.1%	$ 58,199	$ 257,700	3.9%	+2.2%	+21.6%	(1.2%)	8.2%	24.0%	$ 69,643	$ 253,015	3.9%
SC	**5**	628	-	-	+5.5%	+24.4%	+1.7%	10.1%	23.4%	$ 75,792	$ 347,209	4.6%	+6.0%	+27.5%	+1.5%	8.5%	24.6%	$ 67,206	$ 286,667	4.6%
FL	**8**	821	-	-	+8.1%	+30.5%	+6.4%	7.8%	24.6%	$ 94,393	$ 443,588	4.5%	+6.0%	+22.4%	+1.7%	10.7%	25.1%	$ 73,145	$ 407,470	4.3%
AZ	**1**	296	-	-	+3.2%	+16.5%	(9.0%)	14.5%	23.6%	$ 60,313	$ 402,252	5.1%	+4.4%	+20.8%	+2.9%	8.9%	23.1%	$ 79,073	$ 438,043	4.7%
GA	**4**	2,073	-	-	+1.9%	+25.9%	+2.3%	5.5%	26.8%	$ 105,295	$ 586,820	3.5%	+4.1%	+26.5%	+2.3%	6.7%	24.8%	$ 75,209	$ 344,619	4.5%
KY	**1**	3,292	-	-	+0.6%	+16.5%	(1.1%)	10.1%	23.7%	$ 92,188	$ 380,576	3.9%	+2.0%	+23.7%	(2.5%)	7.8%	24.7%	$ 63,462	$ 226,645	4.6%
MA	**1**	1,397	-	-	(0.1%)	+20.9%	(2.4%)	7.4%	23.1%	$ 56,555	$ 277,481	5.4%	+1.0%	+20.1%	(1.8%)	8.3%	25.2%	$ 101,282	$ 609,375	4.5%
MI	**1**	755	-	-	(0.8%)	+20.0%	(6.2%)	8.6%	24.1%	$ 69,510	$ 187,500	4.2%	+0.8%	+21.4%	(4.5%)	8.4%	24.8%	$ 70,685	$ 251,667	5.1%
MN	**1**	1,428	86	+6.0%	+4.1%	+30.0%	+3.5%	6.0%	27.1%	$ 135,084	$ 445,139	2.5%	+2.1%	+21.0%	+0.1%	7.9%	24.0%	$ 88,298	$ 354,087	3.5%
MS	**1**	1,770	-	-	(1.7%)	+19.4%	(2.9%)	8.0%	23.6%	$ 63,068	$ 284,574	5.6%	+0.4%	+20.8%	(3.6%)	7.8%	24.0%	$ 56,818	$ 181,019	5.4%
NC	**1**	493	-	-	+4.5%	+15.1%	(7.0%)	19.1%	24.8%	$ 67,848	$ 337,000	4.1%	+4.8%	+25.4%	+1.6%	7.8%	24.9%	$ 70,375	$ 314,894	4.2%
NE	**1**	1,393	-	-	+7.7%	+28.8%	+10.9%	6.2%	25.1%	$ 132,738	$ 454,276	4.6%	+2.7%	+21.4%	+1.2%	7.7%	22.6%	$ 75,187	$ 264,912	2.5%
NY	**1**	231	-	-	+1.5%	+17.1%	(2.4%)	8.1%	15.1%	$ 66,484	$ 217,763	4.7%	(0.4%)	+16.9%	(3.5%)	8.5%	25.0%	$ 83,929	$ 457,143	5.6%
VA	**1**	2,333	-	-	+0.5%	+18.4%	+0.5%	7.5%	22.6%	$ 77,224	$ 345,833	3.9%	+2.7%	+21.9%	+0.5%	7.7%	24.8%	$ 90,692	$ 424,194	3.9%

Note: Dollars in 000s. Numbers may vary due to rounding.
Sonida portfolio data presented on 83 owned assets as of June 30, 2025 (including eight owned through JVs). Data provided by NIC MAP Vision. Demographics data is current as of January 1, 2025. NIC MAP Vision Seniors Housing Inventory data is current as of the Q2 2025 Market Fundamentals update.

(1) Based on an average of a 5-mile radius of SSL site.
(2) Adult child reflects population between the ages of 45-64.
(3) Includes independent living, assisted living, and memory care units in stand-alone and continuum communities.



Tertiary Markets (35%)
Primary Markets (33%)
Market Type Classification(4)
Secondary Markets (33%)

(4) 140 Metropolitan Statistical Area ("MSA") across the country are classified by NIC MAP Vision into three market classes based on the Total Population. Demographics data in this report is current as of January 1, 2025. The largest of these markets are the Primary Markets, where NIC MAP has been tracking data since 4Q2005. These are sometimes referred to as the MAP31 as there are 31 of these markets. The next largest are the Secondary Markets, where NIC MAP has been tracking data since 1Q2008. These markets are the next 68 largest markets. Finally, additional Markets are 41 markets located in close proximity to the 99 Primary and Secondary Markets and help to fill gaps between these Primary and Secondary Markets. NIC MAP has tracked data in Additional Markets since 1Q2015.

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A-7